EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, par value $0.0001 per share, of KORE Group Holdings, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 7, 2022

ABRY Partners II, LLC

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

ABRY Partners VII, L.P.

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

ABRY Partners VII Co-Investment Fund, L.P.

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

ABRY Investment Partnership, L.P.

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

ABRY Senior Equity IV, L.P.

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

ABRY Senior Equity Co-Investment Fund IV, L.P.

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

Royce Yudkoff

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

Peggy Koenig

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact

Jay Grossman

/s/ Kostas Sofronas
Name: Kostas Sofronas
Title: Attorney-in-Fact